Exhibit 99.6

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
FNB Bank, N.A.	)	AA-EC-2014-68
Danville, Pennsylvania	)

STIPULATION AND CONSENT TO THE ISSUANCE

OF A CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against FNB Bank, N.A., Danville, Pennsylvania (“Bank”) pursuant to 12 U.S.C. § 1818(b) through the issuance of Notice for unsafe and unsound banking practices and violations of laws and regulations relating to BSA.

The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated July 14, 2014 (“Order”);

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

JURISDICTION

(1) The Bank is a national bank examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3) The Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1818(b)(1).

(4) As a result of this Order:

(a)	Pursuant to 12 C.F.R. § 5.3(g)(4), the Bank is an eligible bank for the purposes of 12 C.F.R. Part 5, unless otherwise informed in writing by the Comptroller;

(b)	Pursuant to 12 C.F.R. § 5.51(c)(6)(ii), this Order shall not subject the Bank to the requirements of 12 C.F.R. § 5.51, unless otherwise informed in writing by the Comptroller;

(c)	Pursuant to 12 C.F.R. § 359.1(f)(1)(ii)(C) and 12 C.F.R. § 5.51(c)(6)(ii), this Order shall not subject the Bank to the requirements of 12 C.F.R. Part 359, unless otherwise informed in writing by the Comptroller;

(d)	Pursuant to 12 C.F.R. § 24.2(e)(4), the Bank is considered to be an eligible bank for the purposes of 12 C.F.R. Part 24, unless otherwise informed in writing by the Comptroller.

ARTICLE II

AGREEMENT

(1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

(2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(3) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

(4) The terms and provisions of the Stipulation and the Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Stipulation or the Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Stipulation or the Order.

ARTICLE III

WAIVERS

(1) The Bank, by signing this Stipulation and Consent, hereby waives:

(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;

(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(b) & (h), 12 C.F.R. Part 19;

(d)	all rights to seek any type of administrative or judicial review of the Order; and

(e)	any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

OTHER ACTION

(1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

(2) This Order shall not preclude or affect any right of the Comptroller to determine and ensure compliance with the terms and provisions of the Stipulation or this Order.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

/s/ Kristin A. Kiefer Kristin A. Kiefer	July 14, 2014 Date
Associate Deputy Comptroller
Northeastern District Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Robert O. Booth Robert O. Booth	July 10, 2014 Date

/s/ James D. Hawkins James D. Hawkins	July 10, 2014 Date

/s/ Kenneth A. Holdren Kenneth A. Holdren	July 10, 2014 Date

/s/ Bryan L. Holmes Bryan L. Holmes	July 10, 2014 Date

/s/ Gerald A. Nau Gerald A. Nau	July 10, 2014 Date

/s/ Wendy S. Tripoli Wendy S. Tripoli	July 10, 2014 Date